SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 20, 2006

                                 MEDIAVEST, INC.
             (Exact name of registrant as specified in its charter)

        New Jersey                   00-10039               22-2267658
(State or Other Jurisdiction  (Commission File Number)  (I.R.S. Employer
      of Incorporation)                                  Identification No.)

                      2121 Avenue of the Stars, Suite 1650
                              Los Angeles, CA 90067

                         (Address of principal executive
                           offices including zip code)

                                 (310) 601-2500

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


On March 20, 2006, the registrant executed a loan agreement with Trinad Capital Master Fund, Ltd. ("Trinad") whereby Trinad agreed to loan the Company up to a principal amount of $100,000 (the "Loan"), at any time and from time to time, prior to the registrant's consummation of a Next Financing (as defined below). Trinad shall make advances to the registrant in such amounts as the registrant shall request from time to time. The Loan bears interest at the rate of 10% per annum. The entire outstanding principal amount of the Loan and any accrued interest thereon shall be due and payable by the registrant upon, and not prior to, the consummation of a sale of securities (other than a sale of shares of the registrant's common stock, $0.01 par value per share, to officers, directors or employees of, or consultants to, the registrant in connection with their provision of services to the registrant), to a third party or parties with proceeds to the registrant of not less than $200,000 (a "Next Financing").


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NUMBER                               DESCRIPTION

10.1                                         Loan Agreement with Trinad Capital
                                             Master Fund, Ltd.,
                                             dated March 20, 2006.











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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIAVEST, INC.
                                          (Registrant)

Dated:   March 21, 2006
                                          By: /s/ Robert Ellin
                                              ----------------------------------
                                              Robert Ellin
                                              Chairman, Chief Executive Officer
                                              and President